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                           ADOBE SYSTEMS INCORPORATED

                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No.
33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502,
No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849 and No.
33-63851) on FORM S-8 of Adobe Systems Incorporated of our report dated January 30, 1995, appearing elsewhere herein, with respect to the consolidated statement of operations, shareholder's equity and cash flows of Frame Technology Corporation for the year ended December 31, 1994, and our report dated May 31, 1995, except for Note 13, as to which the date is June 22, 1995, appearing elsewhere herein, with respect to the supplemental consolidated statement of operations, shareholder's equity and cash flows of Frame Technology Corporation as of December 31, 1994.

                                          Ernst & Young LLP

San Jose, California
February 17, 1997